Exhibit 4.1

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of March 19, 2025 by and among IRIDEX Corporation, a Delaware corporation (the “Company”), and the purchaser executing this Agreement and listed on Schedule 1 attached hereto (the “Purchaser”).

This Agreement is being entered into pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchaser (the “Purchase Agreement”).

The Company and the Purchaser hereby agree as follows:

1.
Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 3(n).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Blackout Period” shall have the meaning set forth in Section 3(o).

“Board” shall have the meaning set forth in Section 3(o).

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of California generally are authorized or required by law or other government actions to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of (i) the shares of Series B Preferred Stock purchased by the Purchaser pursuant to the Purchase Agreement, (ii) the shares of Series B Preferred Stock issued upon conversion of the Notes, and (iii) if applicable and upon issuance of the Growth Notes, the Growth Note Common Shares.

“Director Nominee” and “Director Nominees” shall have the meaning ascribed to such terms in Section 7(a).

“Effectiveness Date” means, with respect to a Registration Statement requested to be filed pursuant to Section 2(a), the Requested Effectiveness Date.

“Effectiveness Period” shall mean, with respect to any Registration Statement, the time period beginning with when such Registration Statement is declared effective under the Securities Act and ending on such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) with respect to such Holder, such time as all Registrable Securities held by such Holder may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, with respect to a Registration Statement requested to be filed pursuant to Section 2(a), the Requested Filing Date.

“Growth Notes” shall have the meaning ascribed to such term in the Note Purchase Agreement.

“Growth Note Common Shares” shall many the shares of Common Stock into which the Growth Notes convert.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, including without limitation the Purchaser and their successors and assigns.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Interest Payment Shares” shall have the meaning ascribed to such term in the Notes.

“Losses” shall have the meaning set forth in Section 5(a).

“NASDAQ” shall mean the NASDAQ Stock Exchange.

“Notes” means the convertible promissory note issued pursuant to the Note Purchase Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchaser.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Registrable Securities” means (a) the Conversion Shares and the Interest Payment Shares or other securities issued or issuable to each Purchaser or its transferee or designee (i) upon conversion of the Series B Preferred Stock, the Growth Notes and/or issued as quarterly accrued interest payments on the Notes, as applicable, (ii) upon any dividend or distribution with respect to, any exchange for or any replacement of such Conversion Shares or Interest Payment Shares or (iii) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (b) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (c) any other security issued as a dividend or other distribution with respect to, in exchange for, in replacement or redemption of, or in reduction of the liquidation value of, any of the securities referred to in the preceding clauses; provided, however, that such securities shall cease to be Registrable Securities when such securities have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or when such securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect as described in Section 2 of this Agreement.

“Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.01 per share.

2.
Registration.
(a)
Request for Registration. Subject to the conditions set forth in this Section 2, if, at any time after the Closing (as defined in the Purchase Agreement), the Company shall receive from Holders of sixty percent (60%) of the then outstanding Registrable Securities a written request signed by such Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holders), the Company will: (i) within fifteen (15) days of the receipt of such request, give written notice of the proposed registration to all other Holders; and (ii) as soon as practicable, but in any event within ninety (90) days following the Company’s receipt of notice from such Holders (the date of expiration of such ninety (90) day period, the “Requested Filing Date”) file and use its reasonable best efforts to effect such registration within one hundred and twenty (120) days after receipt of such written request (the later of such dates, the “Requested Effectiveness Date”) (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after such written notice from the Company is mailed or delivered. The Company shall use its best efforts to keep such registration current and effective during the Effectiveness Period.
(b)
Underwriting. In the event the request to effect a registration specifies such registration is to be underwritten, the right of any Holder to include all or any portion of its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein; provided, however that Holders will have the right to initiate up to three (3) such underwritten offerings. If the Company shall request inclusion in any registration pursuant to this section of securities being sold for its own account, the Holders shall, on behalf of all holders of the Company’s securities, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. The underwriter or underwriters shall be mutually designated by the Company and a majority-in-interest of the selling Holders. The selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such selling Holders. Such underwriting agreement shall also contain such representations and warranties by such selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant. The Company shall not require any Holder in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Holder’s title to Registrable Securities and any written information provided by the Holder to the Company expressly for inclusion in the related registration statement. In the case of an underwritten offering initiated by the Holders under this Section 2(b), the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Holders and the underwriters.

In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this section, the Company shall make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each selling Holders, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by any selling Holders or any managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified the Company’s financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such selling Holders, managing underwriters, attorneys, accountants or agents in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to entry by each such person into customary confidentiality agreements in a form reasonably acceptable to the Company).

Notwithstanding any other provision of this Agreement, if the underwriters reasonably advise the Company or the selling Holders, as applicable, in writing that, based on market conditions, the number of shares to be underwritten exceeds the number that the underwriters advise can be sold in such underwriting without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the underwriters may (subject to the limitations set forth below) include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine will not jeopardize the success of the offering. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, (ii) second, to the Company for securities being sold for its own account and (iii) third, to the other holders of securities of the Company requesting to participate therein distributing their securities through such underwriting based on the pro rata percentage of securities held by such other holders.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall withdraw therefrom following written notice by the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company may then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

3.
Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)
Prepare and file the applicable Registration Statement covering the Registrable Securities as required by Section 2 hereof, and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than ten (10) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Holders or their counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of the Holders or their counsel, and (ii) at the request of any Holder cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto (including any documents that would be incorporated or deemed to be incorporated therein by reference) and work in good faith to resolve Holder objections, to which the Holders of a majority of the Registrable Securities or their counsel shall reasonably object within ten (10) Business Days after their receipt thereof. In the event of any such objection, the Holders shall provide the Company with any requested revisions to such prospectus or supplement within ten (10) Business Days of such objection.
(b)
(i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and to the extent any Registrable Securities are not included in such Registration Statement for reasons other than the failure of the Holder to comply with Section 3(m) hereof, shall prepare and file with the Commission such amendments to the Registration Statement or such additional Registration Statements in order to register for resale under the Securities Act all Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably practicable provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement, but not, without the prior written consent of the Holders, any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
(c)
Notify Holders of Registrable Securities to be sold as promptly as reasonably practicable (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and after the effectiveness thereof: (i) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) if the financial statements included in the Registration Statement become ineligible for inclusion therein or of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limitation to any remedies to which the Holders may be entitled under this Agreement, if any of the events described in Section 3(c)(C)(i), 3(c)(C)(ii), 3(c)(C)(iii) or 3(c)(C)(iv) occur, the Company shall use its reasonable best efforts to respond to and correct the event and furnish without charge to the Holders.
(d)
Use its reasonable best efforts to avoid the issuance of, or, if issued, use reasonable best efforts to obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time.
(e)
If requested by any Holder of Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.
(f)
Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g)
Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
(h)
Prior to any resale of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.
(i)
Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law and the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.
(j)
Following the occurrence of any event contemplated by Section 3(c)(C)(iv), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(k)
Cause all Registrable Securities relating to such Registration Statement to be listed on any United States securities exchange, quotation system, market or over-the-counter bulletin board on which similar securities issued by the Company are then listed.
(l)
Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of notice of any of the events set forth in Section 3(c).

(m)
Use reasonable best efforts to comply and maintain in all material respects with all applicable rules and regulations of the Commission with respect to the Registration Statement.
(n)
Request each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law or the Commission to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.

If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(C)(i), 3(c)(C)(ii), 3(c)(C)(iii), 3(c)(C)(iv), or 3(o), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed within 60 calendar days. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 3(c).

(o)
If (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may (i) postpone or suspend filing or effectiveness of a registration statement or (ii) notify the Holders that the Registration Statement may not be used in connection with any sales of the Company’s securities, in each case, for a period not to exceed thirty (30) consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(o) for more than sixty (60) days in the aggregate during any 12 month period (each, a “Blackout Period”). However, the Company may exercise such right only if it imposes a similar blackout restriction on all other holders of comparable securities with registration rights, if any. Additionally, the Company shall provide written notice to the Holders within three (3) Business Days of invoking a Blackout Period, specifying the general reason and expected duration. If the Board fails to provide an update within thirty (30) days of the commencement of a Blackout Period, the Blackout Period shall automatically terminate.
4.
Registration Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with NASDAQ and each other securities exchange, quotation system, market or over-the-counter bulletin board on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, and (C) in compliance with state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing or photocopying prospectuses), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including, in the case of an underwritten offering, the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters) and legal counsel. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. The Company shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Holders of at least a majority of the Registrable Securities to act as counsel for the Holders in connection with the Registration Statement or any piggyback registration under Section 8(d). Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions with respect to any Registrable Securities sold by it.

5.
Indemnification.
(a)
Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, shareholders, agents and employees of each such controlling Person, and their respective successors and assigns, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, penalties, judgments, suits, damage, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees) and expenses (collectively,

“Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any other document incident to any such registration, qualification or compliance, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to (x) such Holder and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto or (y) such Holder’s proposed method of distribution of Registrable Securities, as such Holder informs the Company in writing; or (ii) in the case of an occurrence of an event of the type described in Section 3(c)(C)(ii), 3(c)(C)(iii), 3(c)(C)(iv) or 3(o), the use by a Holder of an outdated or defective Prospectus after the delivery to the Holder of written notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 3(n); provided, however, that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c) to this Agreement) and shall survive the transfer of the Registrable Securities by the Holders.
(b)
Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, that (i) such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus, or in any amendment or supplement thereto, or to the extent that such information relates to (x) such Holder and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus, or such form of prospectus or in any amendment or supplement thereto or (y) such Holder’s proposed method of distribution of Registrable Securities as such Holder otherwise informs the Company in writing, (ii)

in the case of an occurrence of an event of the type described in Section 3(c)(C)(ii), 3(c)(C)(iii), 3(c)(C)(iv) or 3(o), the use by a Holder of an outdated or defective Prospectus after the delivery to the Holder of written notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 3(n) or (iii) such Holder’s failure to comply with the Prospectus delivery requirements of the Securities Act through no fault of the Company; provided, however, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.
(c)
Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), with respect to any matter in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall, within thirty (30) Business Days, notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) such Indemnified Party shall have been advised in writing by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not impose any monetary or other obligation or restriction on the Indemnified Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)
Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be required to contribute under this Section 5(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. The indemnity and contribution agreements herein are in addition to and not in diminution or limitation of any indemnification provisions under the Purchase Agreement.

6.
Rule 144.

As long as any Holder owns shares of Series B Preferred Stock, Conversion Shares, Notes or Interest Payment Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns shares of Series B Preferred Stock, Conversion Shares, Notes or Interest Payment Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Conversion Shares or Interest Payment Shares, without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

7.
Other Covenants.
(a)
Board Nominees. Effective upon the Closing, Novel Inspiration International Co., Ltd., (“Novel”) shall be entitled to appoint and maintain two individuals (each, a “Director Nominee”, and together, the “Director Nominees”) as members of a five member Board, provided that the right of Novel to appoint and maintain the Director Nominees shall be subject to the fiduciary duties of the Board as well as the continued satisfaction of the following conditions:
(i)
Novel shall be entitled to appoint and maintain one Director Nominee for so long as it Beneficially Owns (as defined below) at least five percent (5%) of the deemed voting power or outstanding Common Stock of the Company; and
(ii)
Novel shall be entitled to appoint and maintain a second Director Nominee for so long as Novel Beneficially Owns greater than twenty percent (20%) of the deemed voting power or outstanding Common Stock of the Company.

For purposes of this Section 7(a), “Beneficially Owns” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to Beneficially Own a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes of this Agreement, the Purchaser (or any other person) shall at all times be deemed to Beneficially Own shares of Company Common Stock issuable upon conversion of the Notes directly or indirectly held by them, irrespective of any non-conversion limitation specified in the Notes or this Agreement or any restrictions on transfer or voting contained in this Agreement.

(b)
Other Board Matters. The Company and Novel further agree and acknowledge that for so long as Novel is entitled to appoint and maintain at least one Director Nominee pursuant to Section 7(a) above, that:
(i)
the size of the Board shall be maintained at, and shall not exceed, five directors; and
(ii)
a Budget Committee of the Board of Directors (the “Budget Committee”) shall be created and maintained, consisting of no more than four members, which Budget Committee shall, subject to the oversight, review and approval of the full Board, have primary responsibility for developing, assessing and reviewing the Company’s operating plan and budget, the Company’s product research and development plans, and will conduct prior review of material investor communications; and
(iii)
ensure that Novel has the right to designate one or both of the Director Nominees to the Budget Committee.
(c)
Certain Corporate Actions. So long as Purchaser or any of its Affiliates collectively holds at least a majority of the outstanding shares of Series B Preferred Stock issued to it pursuant to the Purchase Agreement, the Company shall not, without the approval of Purchaser, effect any of the following acts or transactions:
(i)
any change in the rights, preferences or privileges of the shares of Series B Preferred Stock in a manner that adversely affects the special rights, powers and preferences of the Series B Preferred Stock;
(ii)
create any new class or series of shares of the Company’s capital stock having rights, preferences or privileges with respect to dividends or payments upon liquidation senior to or on parity unless the same ranks junior to or pari passu with the Series B Preferred Stock;
(iii)
pay dividends or distributions in respect of or redeeming the Company’s common stock or any other securities that are junior to, or pari passu with, the Series B Preferred Stock;
(iv)
amend, modify, or repeal of any provision of the Company certificate of incorporation or bylaws in a manner that adversely affects the rights, preferences, or privileges of the Series B Preferred Stock; or

(v)
paying dividends or distributions in respect of or redeem the Company’s common stock or any other junior securities.
8.
Miscellaneous.
(a)
Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate and the posting of any bond.
(b)
No Inconsistent Agreements. Except as otherwise disclosed in the Purchase Agreement and the disclosure schedule thereto, or in the Company’s SEC filings, neither the Company nor any of its Subsidiaries is a party to an agreement currently in effect that is inconsistent with the rights granted to the Holders in this Agreement, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.
(c)
Notice of Effectiveness. Within two (2) Business Days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission.
(d)
Piggy-Back Registrations. If at any time when there is not an effective Registration Statement covering all of the Registrable Securities or in the event that the Company shall initiate any Registration Statement prior to the events contemplated in Section 2, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within ten (10) Business Days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by the Holder), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 8(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company). For purposes of clarity, any registration effected pursuant to Section 8(d) hereof shall not be counted as a registration under Section 2 hereof.
(e)
Consent to Jurisdiction. Each of the Company and the Holders (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in California for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8(e) shall affect or limit any right to serve process in any other manner permitted by law.
(f)
Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.
(g)
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., California time, on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., California time, on any date and earlier than 11:59 p.m., California time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service such as Federal Express or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:

IRIDEX Corporation

1212 Terra Bella Avenue

Mountain View, California 94043

Attention: Chief Financial Officer

Facsimile No.: (650) 940-4710

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to:

Wilson Sonsini Goodrich & Rosati P.C.

650 Page Mill Road

Palo Alto, California 94306

Attention: Philip H. Oettinger and Eric Hsu

Facsimile No.: (650) 493-6811

Copies of notices to any Holder shall be sent to the addresses, if any, listed on Schedule 1 attached hereto.

(h)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns; provided, that the Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder; and provided, further, that each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.
(i)
Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the shares of Series B Preferred Stock, Conversion Shares, Notes or Interest Payment Shares or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement or notice of such assignment is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 8(i), the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

The Company may require, as a condition of allowing such assignment in connection with a transfer of shares of Series B Preferred Stock, Conversion Shares, Notes or Interest Payment Shares or Registrable Securities (i) that the Holder or transferee of all or a portion of the shares of Series B Preferred Stock, Conversion Shares, Notes or Interest Payment Shares or the Registrable Securities as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

(j)
Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by electronic means or facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.
(k)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law thereof.
(l)
Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
(m)
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(n)
Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
(o)
Registrable Securities Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
(p)
Obligations of Purchaser. Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement and with respect to the transactions contemplated hereby.

[signature pages follows]

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

COMPANY:

IRIDEX CORPORATION

By: /s/ Patrick Mercer

Name: Patrick Mercer

Title: President and Chief Executive Officer

[IRIDEX Corporation Investor Rights Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

PURCHASER:

NOVEL INSPIRATION INTERNATIONAL CO., LTD

By: /s/ David Lin

Name: David Lin

Title: Chief Executive Officer

[IRIDEX Corporation Investor Rights Agreement Signature Page]

SCHEDULE 1

PURCHASERS

Name and Address	Copy of Notice to:
Novel Inspiration International Co., Ltd. Vistra Corporate Services Centre Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands	David Lin Vistra Corporate Services Centre Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands Number: [***] Email: [***]